                                                                     Exhibit 3.1
                                    FORM OF
                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                               VOYAGER.NET, INC.

     VOYAGER.NET, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Voyager.net, Inc. The date of the filing of its original Certificate of Incorporation (the "Original Certificate") with the Secretary of State of the State of Delaware was September 18, 1998 under the name "Voyager Holdings, Inc." The name of the Corporation was changed to "Voyager.net, Inc." on April 29, 1999, by way of amendment to the Original Certificate.

     2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Original Certificate, as heretofore amended, and (i) was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the Delaware General Corporation Law (the "DGCL"), (ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL and (iii) was duly adopted by a consent in lieu of a meeting of the holders of the Corporation's common stock, par value $.0001 per share (the "Common Stock"), and the holders of the Corporation's Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), in accordance with the provisions of Sections 228 and 242 of the DGCL and the terms of the Original Certificate of Incorporation, as amended, such holders being all of the holders of the Corporation's capital stock entitled to vote thereon.

     3. The text of the Original Certificate, as amended, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                   ARTICLE I
                                   ---------

     The name of the Corporation is Voyager.net, Inc.

                                  ARTICLE II
                                  ----------

     The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

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                                  ARTICLE III
                                  -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

     The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Five Million One Hundred Thousand (55,100,000) shares, of which (i) Fifty Million (50,000,000) shares shall be common stock, par value $.0001 per share (the "Common Stock"), and (ii) Five Million One Hundred Thousand (5,100,000) shares shall be preferred stock, par value $.01 per share (the "Preferred Stock"), of which 5,000,000 shares shall be undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock"), and 100,000 shares shall be Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock").

     Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, the Board of Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by this Amended and Restated Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional share of its capital stock up to the amount authorized in this Amended and Restated Certificate of Incorporation.

     Any and all such shares issued for which the full consideration has been paid or delivered shall be fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designation of any series of Undesignated Preferred Stock).

     The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

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                               A.  COMMON STOCK
                                   ------------

     Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and the Series A Preferred Stock, and except as provided by law or in this Article IV (or in any certificate of designation of any series of Undesignated Preferred Stock);

          (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

          (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

                              B.  PREFERRED STOCK
                                  ---------------

     1.   Undesignated Preferred Stock.
          ----------------------------

          (a) Authority to Issue.  The total number of shares of Undesignated
              ------------------
Preferred Stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares. Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

          (b) Powers, Preferences, Rights, Qualifications, Limitations and
              ------------------------------------------------------------
Restriction of Each Series of Undesignated Preferred Stock.  The Board of
----------------------------------------------------------
Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the fullest extent permitted by law:

               (i) The distinctive serial designation and the number of shares constituting such series;

               (ii) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date

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     or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

               (iii) The voting rights and powers, full or limited, if any, of the shares of such series;

               (iv) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

               (v) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (vi) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

               (vii) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (viii) The consideration for which the shares of such series shall be issued;

               (ix) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

               (x) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

     2.   Designated Preferred Stock.
          --------------------------

          (a) Designation and Amount.  The Corporation shall designate One
              ----------------------
Hundred Thousand (100,000) shares of Preferred Stock as Series A Preferred Stock, par value $.01 per

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share (the "Series A Preferred Stock"). The Series A Preferred Stock shall have the preferences, limitations and rights set forth below.

          (b) Ordinary Dividends.  No dividends may be paid on, nor may any
              ------------------
other distribution be made upon, any shares of Common Stock or any stock ranking junior to the Series A Preferred Stock of the Corporation unless and until the Corporation shall declare and pay the dividend with respect to the Series A Preferred Stock. The holders of the Series A Preferred Stock shall be entitled to receive dividends payable on each share of Series A Preferred Stock, which dividends shall accrue cumulatively commencing on date of original issue at a preferred rate of eight percent (8%) per share (such amount to be appropriately adjusted in the event of any stock dividend, stock split, subdivision, merger, exchange, combination, or similar recapitalization affecting the number of outstanding shares of Series A Preferred Stock) per year through the date at which such Series A Preferred Stock is redeemed by the Corporation. Dividends will be payable, if and when declared, in arrears on the first day of each January, April, July and October. In the event the dividends are not paid as of any such date, such dividends shall thereafter compound and accrue additional cumulative dividends at the same rate.

          (c) Liquidation, Dissolution or Winding Up.
              --------------------------------------

              (i)  Distributions to Holders of Series A Preferred Stock.  In the
                   ----------------------------------------------------
     event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series A Preferred Stock outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders before any payment shall be made to the holders of any class of Common Stock or of any stock ranking on liquidation junior to the Series A Preferred Stock an amount equal to One Hundred Dollars ($100) per share of Series A Preferred Stock held (appropriately adjusted for stock splits, stock dividends and the like) plus any accrued but unpaid dividends thereon. After such payment shall have been made in full to such holders of Series A Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders so as to be available for such payment, any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock based upon the number of shares of Common Stock then held by each holder of Common Stock. If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Series A Preferred Stock under the foregoing shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to such holders shall be distributed to such holders pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series A Preferred Stock held by such holder bears to the total number of shares of Series A Preferred Stock then outstanding.

               (ii)  Deemed Liquidations.  A consolidation or merger of the
                     -------------------
     Corporation (other than a consolidation or merger upon consummation of which the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation) or a sale of all or substantially all of the assets of the Corporation or other similar transaction shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2(c).

          (d) Voting Rights.  Except as otherwise specifically required by law,
              -------------
the holder of each share of Series A Preferred Stock shall not be entitled to vote on any matters whatsoever, and shall not be entitled to notice of or participation in, the meetings of the Stockholders of the Corporation.

          (e) Restrictions and Limitations.  Notwithstanding Section (2)(d)
              ----------------------------
hereof, the Corporation shall not without the affirmative vote or written consent of the holders of a two-thirds majority of the then outstanding shares of the Series A Preferred Stock, amend the Certificate of Incorporation or Bylaws of the Corporation in any manner that adversely affects the preferences, powers, rights or privileges of the holders of Series A Preferred Stock.

          (f) No Reissuance of Series A Preferred Stock.   No share or shares of
              -----------------------------------------
the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

          (g) Notices of Record Date.  In the event (i) the Corporation
              ----------------------
establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          (h)  Miscellaneous.
               -------------

               (i) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication, addressed: (x) if to the Corporation, to its principal executive office (Attention: President) and to the transfer agent, if any, for the Series A Preferred Stock or other agent of the Corporation designated as permitted hereby or (y) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may be) or (z) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

               (ii) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

               (iii) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunications or by first class mail (postage prepaid), to each holder of record of Series A Preferred Stock.


                                   ARTICLE V
                                   ---------

                              STOCKHOLDER ACTION
                              ------------------

1.  Action without Meeting.  Except as otherwise provided herein, any action
    ----------------------
required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.


2.  Special Meetings.  Except as otherwise required by law and subject to the
    ----------------
rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

                                  ARTICLE VI
                                  ----------

                                   DIRECTORS
                                   ---------

     1.   General.  The business and affairs of the Corporation shall be managed
          -------
by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2.   Election of Directors.  Election of Directors need not be by written
          ---------------------
ballot unless the By-laws of the Corporation shall so provide.

     3.   Terms of Directors.  The number of Directors of the Corporation shall
          ------------------
be fixed solely by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Gerald H. Taylor and Christopher P. Torto; the initial Class II Director of the Corporation shall be Christopher S. Gaffney; and the initial Class III Directors of the Corporation shall be John G. Hayes and Glenn R. Friedly. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial Class II Director shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any certificate of designation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article VI.3.

     4.   Vacancies.  Subject to the rights, if any, of the holders of any
          ---------
series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the

Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     5.   Removal.  Subject to the rights, if any, of any series of Undesignated
          -------
Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.


                                  ARTICLE VII

                            LIMITATION OF LIABILITY
                            -----------------------

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                 ARTICLE VIII

                             AMENDMENT OF BY-LAWS
                             --------------------

     1.   Amendment by Directors.  Except as otherwise provided by law, the By-
          ----------------------
laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2.   Amendment by Stockholders.  The By-laws of the Corporation may be
          -------------------------
amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.


                                  ARTICLE IX

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   -----------------------------------------

     The Corporation reserves the right to amend or repeal this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Amended and Restated Certificate of Incorporation or by law, the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article V, Article VI, Article VII or Article IX of this Amended and Restated Certificate of Incorporation.

     THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of _________________, 1999.


                                    VOYAGER.NET, INC.


                                    By:_____________________________
                                       Name:
                                       Title: